EXHIBIT (99)(a)
NEWS RELEASE
July 19, 2004
Contact:         Tony W. Wolfe
     President and Chief Executive Officer

     A. Joseph Lampron
     Executive Vice President and Chief Financial Officer

     828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.1 million, or $0.35 basic net income per share and $0.34 diluted net income per share, for the three months ended June 30, 2004 as compared to $91,200, or $0.03 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended June 30, 2004 was $1.1 million, or $0.35 basic net income per share and $0.34 diluted net income per share, as compared to second quarter 2003 net income from recurring operations of $381,000, or $0.12 basic and diluted net income per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in recurring second quarter earnings to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by a decrease in recurring non-interest income and an increase in non-interest expense.

The provision for loan losses for the three months ended June 30, 2004 was $868,000 as compared to $2.3 million for same period one year ago. This decrease is due to a decrease in non-performing assets of $5.9 million. Net interest income increased 7% to $5.8 million for the three months ended June 30, 2004 compared to $5.4 million for the same period one year ago. This increase is attributable to an increase in interest income due to an increase in the average outstanding balance of loans and investment securities available for sale combined with a reduction in interest expense resulting from a lower cost of funds. Net interest income after the provision for loan losses increased 57% to $5.0 million for the three months ended June 30, 2004 compared to $3.2 million for the same period one year ago.

Non-interest expense increased 17% to $4.9 million for the three months ended June 30, 2004, as compared to $4.2 million for the same period last year. The increase in non-interest expense included (1) an increase of $401,000 or 17% in salaries and benefits expense due to an increase in incentive expense and increased employee insurance costs, (2) an increase of $78,000 or 10% in occupancy expense due to an increase in lease expense resulting from lease agreements for branch facilities entered into during 2003, and (3) an increase of $219,000 or 22% in non-interest expenses other than salary, benefits and occupancy expenses. The increase in other non-interest expenses included an increase in consulting expense of $81,000 and an increase in advertising expense of $58,000.

Recurring non-interest income amounted to $1.5 million for the three months ended June 30, 2004, as

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PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE TWO

compared to $1.6 million for the same period one year ago. The decease in recurring non-interest income is primarily due to a reduction in mortgage banking income resulting from less refinancing activity caused by higher interest rates.

Year-to-date net income as of June 30, 2004 was $2.3 million, or $0.72 basic net income per share and $0.71 diluted net income per share as compared to $1.5 million, or $0.48 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the six months ended June 30, 2004 was $2.3 million, or $0.73 basic net income per share and $0.71 diluted net income per share, representing a 46% increase over net income from recurring operations of $1.6 million, or $0.50 basic net income per share and $0.49 diluted net income per share for the six months ended June 30, 2003. Net non-recurring losses on the disposition of assets for the six months ended June 30, 2003 amounted to $70,000, which were comprised of a $551,000 net loss on repossessed assets partially offset by a $479,000 gain associated with the sale of the Bank’s $3.7 million credit card portfolio during the first quarter of 2003. In the six months ended June 30, 2004 the Company had net non-recurring losses on the disposition of assets of $17,000.

The increase in the three months and year-to-date recurring earnings is primarily attributable to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by a decrease in recurring non-interest income and an increase in non-interest expense.

The year-to-date provision for loan losses decreased to $1.7 million for the six months ended June 30, 2004, as compared to $3.1 million for the six months ended June 30, 2003. The decrease in the provision for loan losses reflects a reduction in non-performing assets. Year-to-date net interest income increased 7% to $11.7 million for the six months ended June 30, 2004, as compared to $10.9 million for the same period one year ago. This increase is attributable to an increase in interest income due to an increase in the average outstanding balance of loans combined with a reduction in interest expense resulting from a decrease in the cost of funds. Year-to-date net interest income after the provision for loan losses increased 28% to $10.0 million for the six months ended June 30, 2004, as compared to $7.8 million for the same period one year ago.

Excluding non-recurring gains and losses on the disposition of assets, non-interest income decreased 2% to $3.1 million for the six months ended June 30, 2004 as compared to the same period last year. This decrease is primarily due to a decrease in mortgage banking income resulting from a reduction in refinancing activity due to increased interest rates. This decrease was partially offset by increases in service charges, resulting from an increase in account maintenance fees resulting from a growth in deposits, and miscellaneous non-interest income.

Non-interest expense increased 11% to $9.6 million for the six months ended June 30, 2004, as compared to $8.6 million for the same period last year. The increase in year-to-date non-interest expense included an increase of $618,000 or 13% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense, an increase of $129,000 or 8% in occupancy expense, primarily due to an increase in lease expense resulting from lease agreements for branch facilities entered into during 2003, and an increase of $225,000 or 11% in non-interest expenses other than salary, benefits and occupancy expenses. The increase in other non-interest expenses included an increase in consulting expense of $163,000 and an increase in advertising expense of $50,000.

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PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS – PAGE THREE

Total assets as of June 30, 2004 amounted to $686.1 million, an increase of 3% compared to total assets of $665.0 million at June 30, 2003. This increase is primarily attributable to an increase in loans combined with an increase in available for sale securities.

Loans increased 2% to $546.6 million as of June 30, 2004 compared to $535.2 million as of June 30, 2003. Non-performing assets totaled $5.7 million at June 30, 2004 or 0.84% of total assets, compared to $11.7 million at June 30, 2003 or 1.75% of total assets. The allowance for loan losses at June 30, 2004 amounted to $9.2 million or 1.67% of total loans compared to $9.0 million or 1.69% of total loans at June 30, 2003.

Deposits amounted to $551.0 million as of June 30, 2004, representing an increase of 2% over deposits of $539.3 million at June 30, 2003. Core deposits, which include non-interest bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $34.5 million to $398.7 million at June 30, 2004 as compared to $364.2 million at June 30, 2003. This increase is primarily due to an increase in the Bank’s retail checking products resulting from a retail marketing campaign started by the Bank in July 2003 designed to grow core deposits. Certificates of deposit in amounts greater than $100,000 or more totaled $152.3 million at June 30, 2004 as compared to $175.1 million at June 30, 2003.

Shareholders’ equity decreased to $48.1 million, or 7.02% of total assets, at June 30, 2004 as compared to $50.6 million, or 7.61% of total assets, at June 30, 2003. This was primarily due to a decrease in accumulated other comprehensive income resulting from a decrease in the market value of available for sale securities and derivative instruments.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina and three offices in Lincoln County, North Carolina. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

(TABLES FOLLOW)
Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2003.

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PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
June 30, 2004, December 31, 2003 and June 30, 2003

	June 30, 2004	December 31, 2003	June 30, 2003

	(Unaudited)		(Unaudited)
ASSETS:
Cash and due from banks	$16,460,131	$18,413,786	$21,151,593
Federal funds sold	4,293,000	2,369,000	9,389,000

Cash and cash equivalents	20,753,131	20,782,786	30,540,593

Investment securities available for sale	91,828,182	79,460,452	73,457,013
Other investments	4,621,973	4,216,973	3,991,973

Total securities	96,450,155	83,677,425	77,448,986

Loans	546,596,277	552,126,189	535,185,738
Mortgage loans held for sale	2,929,920	587,495	6,026,760
Less: Allowance for loan losses	(9,153,088)	(9,722,267)	(9,033,342)

Net loans	540,373,109	542,991,417	532,179,156

Premises and equipment, net	12,683,803	12,537,230	12,870,461
Accrued interest receivable and other assets	15,810,828	14,043,586	12,007,151

Total assets	$686,071,026	$674,032,444	$665,046,347

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$75,433,797	$72,420,923	$76,511,443
NOW, MMDA & Savings	180,408,549	158,677,445	151,967,089
Time, $100,000 or more	152,285,659	171,596,789	175,140,673
Other time	142,900,246	147,107,075	135,684,594

Total deposits	551,028,251	549,802,232	539,303,799

Demand notes payable to U.S. Treasury	1,215,526	443,384	1,600,000
FHLB borrowings	67,500,000	58,000,000	58,000,000
Trust preferred securities	14,433,000	14,433,000	14,000,000
Accrued interest payable and other liabilities	3,745,709	2,799,932	1,516,597

Total liabilities	637,922,486	625,478,548	614,420,396

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,148,265 shares in 2004
and 3,135,202 shares in 2003	35,301,274	35,121,510	35,097,773
Retained earnings	14,480,780	12,844,524	12,976,941
Accumulated other comprehensive income	(1,633,514)	587,862	2,551,237

Total shareholders' equity	48,148,540	48,553,896	50,625,951

Total liabilities and shareholders' equity	$686,071,026	$674,032,444	$665,046,347

Memorandum: Letters of Credit	$3,233,614	$3,876,430	$1,976,571

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2004 and 2003

	Three months ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$7,907,704	$7,823,938	$15,966,972	$15,607,361
Interest on federal funds sold	6,787	27,168	9,427	44,097
Interest on investment securities:
U.S. Government agencies	668,074	548,989	1,282,084	1,184,115
States and political subdivisions	163,149	141,690	312,854	291,351
Other	95,395	108,830	196,987	217,797

Total interest income	8,841,109	8,650,615	17,768,324	17,344,721

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	411,448	328,237	776,105	634,997
Time deposits	1,783,441	2,077,721	3,674,643	4,180,477
FHLB borrowings	643,017	641,982	1,288,824	1,301,923
Trust preferred securities	162,371	166,250	324,743	332,500
Other	1,487	1,446	3,159	3,682

Total interest expense	3,001,764	3,215,636	6,067,474	6,453,579

NET INTEREST INCOME	5,839,345	5,434,979	11,700,850	10,891,142
PROVISION FOR LOAN LOSSES	868,000	2,276,900	1,727,000	3,069,900

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,971,345	3,158,079	9,973,850	7,821,242

OTHER INCOME:
Service charges	881,111	818,928	1,684,355	1,591,079
Other service charges and fees	148,300	145,442	327,030	304,880
Mortgage banking income	90,159	213,751	170,005	404,108
Insurance and brokerage commission	97,964	102,230	256,203	199,192
Miscellaneous	318,801	(224,339)	606,392	541,111

Total other income	1,536,335	1,056,012	3,043,985	3,040,370

OTHER EXPENSES:
Salaries and employee benefits	2,766,467	2,365,716	5,547,068	4,929,510
Occupancy	893,758	815,277	1,778,836	1,650,166
Other	1,213,193	993,998	2,267,053	2,042,248

Total other expenses	4,873,418	4,174,991	9,592,957	8,621,924

INCOME BEFORE INCOME TAXES	1,634,262	39,100	3,424,878	2,239,688
INCOME TAXES	547,000	(52,100)	1,159,700	730,400

NET INCOME	$1,087,262	$91,200	$2,265,178	$1,509,288

PER SHARE AMOUNTS
Basic net income	$0.35	$0.03	$0.72	$0.48
Diluted net income	$0.34	$0.03	$0.71	$0.48
Cash dividends	$0.10	$0.10	$0.20	$0.20
Book value	$15.29	$16.16	$15.29	$16.16

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2004 and 2003

	Three months ended			Six months ended
	June 30,			June 30,
	2004	2003		2004	2003

	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$89,071,254	$55,292,995		$84,590,201	$68,749,136
Loans	549,536,758	537,645,143		551,447,130	535,413,573
Earning Assets	647,297,485	622,428,954		644,328,763	617,758,875
Assets	680,374,972	658,083,592		677,112,978	654,151,843
Deposits	557,550,568	530,003,251		553,539,069	524,712,202
Shareholders' Equity	49,798,662	50,097,160		50,464,084	50,073,261

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.70%	3.55%		3.72%	3.60%
Return on Average Assets	0.64%	0.06%		0.67%	0.47%
Return on Average Shareholders' Equity	8.78%	0.73%		9.03%	6.08%
Shareholders' Equity to Total Assets (Period End)	7.02%	7.61%		7.02%	7.61%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$8,928,914	$7,606,124		$9,722,267	$7,247,906
Provision for loan losses	868,000	2,276,900		1,727,000	3,069,900
Charge-offs	(696,322)	(895,227)		(2,418,702)	(1,378,922)
Recoveries	52,496	45,545		122,523	94,458

Balance, end of period	$9,153,088	$9,033,342		$9,153,088	$9,033,342

ASSET QUALITY:
Nonaccrual Loans				$4,093,854	$9,148,382
90 Days Past Due and still accruing				422,600	81,340
Other Real Estate Owned				1,228,841	1,715,936
Repossessed Assets				-	711,371

Total Nonperforming Assets				$5,745,295	$11,657,029

Nonperforming Assets to Total Assets				0.84%	1.75%
Allowance for Loan Losses to Nonperforming Assets				159.31%	77.49%
Allowance for Loan Losses to Total Loans				1.67%	1.69%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade		Percentage

		6/30/2004	6/30/2003	6/30/2004	6/30/2003

Risk 1 (Excellent Quality)		12.69%	9.70%	0.15%	0.15%
Risk 2 (High Quality)		22.94%	30.38%	0.50%	0.50%
Risk 3 (Good Quality)		53.43%	49.03%	1.00%	1.00%
Risk 4 (Management Attention)		5.56%	4.14%	2.50%	2.50%
Risk 5 (Watch)		1.09%	3.39%	7.00%	7.00%
Risk 6 (Substandard)		2.26%	1.51%	12.00%	12.00%
Risk 7 (Low Substandard)		1.27%	0.12%	25.00%	25.00%
Risk 8 (Doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

At June 30, 2004 there were no relationships exceeding $1 million in the Watch risk grade, six relationships exceeding $1 million each (which totaled $10.1 million) in the Substandard risk grade and two relationships exceeding $1 million each (which totaled $6.7 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1 million in these risk grades ranged from $1.0 million to $3.9 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)